UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No. _____)

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CombiMatrix Corporation

(Name of Registrant as Specified in its Charter)

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October 30, 2017

Dear CombiMatrix Stockholders,

You recently received proxy materials in connection with the Special Meeting of Stockholders of CombiMatrix Corporation to be held on November 10, 2017. According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

CombiMatrix Corporation and Invitae Corporation have entered into an Agreement and Plan of Merger and Reorganization. At the CombiMatrix Special Meeting, you are being asked to approve the Merger, an advisory vote on specified compensation that may be paid to CombiMatrix’s named executive officers in connection with the Merger and a proposal to approve the possible adjournment of the Special Meeting in order to solicit additional proxies. Each of these proposals is described in the proxy statement/prospectus you recently received. It is extremely important that CombiMatrix stockholders vote in favor of all proposals.

Reasons for the Merger

The CombiMatrix board of directors believes that the businesses of CombiMatrix and Invitae are complementary and that the combination of Invitae’s scale, technology and expertise with CombiMatrix’s product offering, human capital and sales channels provides a compelling strategic opportunity to enhance value for CombiMatrix stockholders.

What You Will Receive in the Merger

Upon closing of the Merger, you will receive shares of Invitae common stock based upon the Exchange Ratio calculated pursuant to the terms of the Merger Agreement. It is currently anticipated that you will receive between approximately 0.925 and 0.855 shares of Invitae common stock for each share of CombiMatrix common stock you own.

The value of the shares of Invitae common stock you will receive will fluctuate between the date of the proxy statement/prospectus and the completion of the Merger based upon the market value of Invitae common stock. In addition, the Exchange Ratio is subject to adjustment prior to closing of the Merger, including to account for (i) the issuance of any additional shares of CombiMatrix common stock prior to the consummation of the Merger, (ii) CombiMatrix’s net cash at the effective time of the Merger and (iii) the number of CombiMatrix Series F warrants exchanged in the Warrant Exchange Offer being conducted in connection with the Merger, assumed by Invitae, or exercised prior to the closing of the Merger.

What You Need to Do Now

To Vote with A Live Operator	Please call our proxy solicitor Advantage Proxy toll free at 1-877-870-8565 or collect at 1-206-870-8565.

To Vote by Internet or Telephone	Please follow the instructions on your proxy card or voting instruction form. You will need your control number which is located in the box next to the arrow on the proxy card or voting instruction form.

To Vote by Mail	Please vote, sign and mail your proxy card in the envelope provided.

Thank you in advance for your support.

Mark McDonough

President, Chief Executive Officer, and Director